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                                                                      Exhibit 11
                           Meridian Diagnostics, Inc.
                                and Subsidiaries
                    Computation of Earnings Per Common Share
             For the Periods Ended September 30, 1996, 1995 and 1994


                                                  Weighted Avg. Number of                       Earnings Per
                                                 Common Shares Outstanding     Net Income       Common Share       Use
                                                 -------------------------     ----------       ------------       ---
YEAR ENDED SEPTEMBER 30, 1996:
Shares Outstanding October 1, 1995                         12,924,814        $           --       $     --
Weighted average shares issued during
  the period (1,353,764 shares)                             1,247,169                    --             --
Net Income                                                         --             5,292,175             --
                                                          -----------        --------------       --------
                                                           14,171,983        $    5,292,175       $ 0.3734
Effect of outstanding stock options
    (777,586 shares)                                          495,105                    --             --
                                                          -----------        --------------       --------
Primary Earnings Per Common Share                          14,667,088        $    5,292,175       $ 0.3608       $  0.36
                                                                                                                 =======
Effect of 1993 convertible debentures                          90,566                26,824             --
                                                          -----------        --------------       --------
                                                           14,757,654        $    5,318,999       $ 0.3604
Additional effect of stock options at
 year-end stock price                                           2,619                    --             --
                                                          -----------        --------------       --------
Fully Diluted Earnings Per Common Share                    14,760,273        $    5,318,999       $ 0.3604
                                                          -----------        --------------       --------
Effect of 1996 convertible debentures                          13,618                 9,645             --
                                                          -----------        --------------       --------
                                                           14,773,891             5,328,644       $ 0.3607
                                                          ===========        ==============       ========

YEAR ENDED SEPTEMBER 30, 1995:
Shares Outstanding October 1, 1994                         12,292,935        $           --       $     --
Weighted average shares issued during the
  period (638,237 shares)                                      66,237                    --             --
Weighted average shares redeemed for cash
  as a result of stock dividend (398 shares)                     (320)                   --             --
Treasury shares repurchased (6,291 shares)                     (4,100)                   --             --
Net Income                                                         --             3,524,111             --
                                                          -----------        --------------       --------
Primary Earnings Per Common Share                          12,354,752        $    3,524,111       $ 0.2852       $  0.29
                                                                                                                 =======
Effect of outstanding stock options which is
 less than 3% and not required to be disclosed
 in financial statements (663,553 shares)                     318,872                    --             --
                                                          -----------        --------------       --------
                                                           12,673,624        $    3,524,111       $ 0.2781

Effect of convertible debentures                            1,832,891               489,760             --
                                                          -----------        --------------       --------
                                                           14,506,515        $    4,013,871       $ 0.2767
Additional effect of stock options at year-end
 stock price                                                   35,088                    --             --
                                                          -----------        --------------       --------
Fully Diluted Earnings Per Common Share                    14,541,603        $    4,013,871       $ 0.2760       $  0.28
                                                          ===========        ==============       ========       =======

YEAR ENDED SEPTEMBER 30, 1994:
Shares Outstanding October 1, 1993                         12,264,060        $           --       $     --
Weighted average shares issued during fiscal
 1994 (28,875 shares)                                          13,332                    --             --
Net Income                                                         --             2,441,121             --
                                                           ----------        --------------       --------
Primary Earnings Per Common Share                          12,277,392        $    2,441,121       $ 0.1988       $  0.20
                                                                                                                 =======
Effect of outstanding stock options which is
 less than 3% and not required to be disclosed in
 financial statements (339,451 shares)                        243,450                    --             --
                                                           ----------        --------------       --------
Fully Diluted Earnings Per Common Share                    12,520,842        $    2,441,121       $ 0.1950
                                                           ==========        ==============       ========
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